UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, Blackstone issued a press release announcing that Jonathan D. Gray has been appointed President and Chief Operating Officer of Blackstone Group Management L.L.C., the general partner (the “General Partner”) of The Blackstone Group L.P. (the “Partnership” and, together with the General Partner, “Blackstone”). In connection with the appointment of Mr. Gray, which will be effective March 1, 2018, Hamilton E. James will transition from his current role as President and Chief Operating Officer and will continue in a full-time role as Executive Vice Chairman of the General Partner. Mr. Gray and Mr. James will also continue to serve as members of the board of directors of our General Partner and as members of Blackstone’s Management Committee.

Mr. Gray, age 48, most recently served as Global Head of Real Estate, a position he held since 2012. Mr. Gray is also a member of the board of directors of our General Partner. Mr. Gray became a member of the board of directors of our General Partner effective February 24, 2012. He also sits on the firm’s Management Committee. Since joining Blackstone in 1992, Mr. Gray has helped build the largest real estate platform in the world with $115.3 billion in investor capital under management. He was promoted to Managing Director in 2000, Senior Managing Director in 2001 and Global Co-Head of Real Estate in 2005. Mr. Gray currently serves as Chairman of the board of directors of Hilton Worldwide Holdings Inc. and Nevada Property 1 LLC (The Cosmopolitan of Las Vegas). He is also a member of the board of directors of Invitation Homes Inc. Mr. Gray also previously served as a board member of Brixmor Property Group Inc. and La Quinta Holdings Inc. He also serves on the board of Harlem Village Academies and Trinity School. Mr. Gray and his wife, Mindy, established the Basser Center for BRCA at the University of Pennsylvania School of Medicine focused on the prevention and treatment of certain genetically caused cancers. Mr. Gray received a BS in Economics from the Wharton School, as well as a BA in English from the College of Arts and Sciences at the University of Pennsylvania.

As described in our Annual Report on Form 10-K for the year ended December 31, 2016, Mr. Gray receives compensation as an employee of Blackstone and invests in and alongside Blackstone’s funds. In addition, an entity currently controlled by Mr. Gray, and an entity previously jointly controlled by Mr. Gray (in which he no longer holds an interest), each wholly own aircraft that we use for business purposes in the course of our operations. Mr. Gray paid for his respective ownership interest in the aircraft himself and bore his respective share of the operating, personnel and maintenance costs associated with their operation. The hourly payments we make for such use are based on market rates.

Item 7.01	Regulation FD Disclosure.

A copy of the press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018

The Blackstone Group L.P.
By: Blackstone Group Management L.L.C., its General Partner

/s/ John G. Finley
John G. Finley
Chief Legal Officer